Exhibit 99.i(2)

SEWARD & KISSEL LLP
901 K Street, NW
Suite 800
Washington, D.C.  20001
202-737-8833

August 29, 2013

Broadmark Funds
300 Drake's Landing Road
Suite 150
Greenbrae, California  94904

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information filed as part of the post-effective amendment No. 2 to the Form N-1A registration statement for Broadmark Funds (File No. 333-185002).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Seward & Kissel LLP
Seward & Kissel LLP